INDEPENDENT CONSULTING AGREEMENT

THIS INDEPENDENT CONSULTING AGREEMENT (the ***"Agreement"***) is made and entered into as of May 1st, 2022 (the ***"Effective Date"***), by and between **ONCOTELIC THERAPEUTICS INC.,** a Delaware corporation (***"the Company"***), and **CNF PHARMA, LLC** (***"Consultant"***). For the purpose of this Agreement, the Company and Consultant shall be collectively referred to as "Parties" and individually as "Party".

RECITALS

WHEREAS, the Company desires to engage Consultant, and Consultant desires to accept the engagement by the Company, as a consultant to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, the Company hereby engages Consultant, and Consultant hereby accepts the engagement by the Company, to serve as a consultant to the Company. Consultant agrees to perform the services relating to functions of a Chief Regulatory Officer to the Company as are reasonably requested from time to time by the Company's executive officers and/or management team and accepted by Consultant (collectively, the ***"Services"***). The matter and means by which Consultant chooses to perform the Services shall be in Consultant's sole discretion and control; provided, however, that: (i) Consultant shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards; (ii) Consultant shall report the progress of Services to the Company on a weekly basis by submitting a weekly report to the Company's executive officers and (iii) Consultant shall notify the Company in the event that Consultant anticipates spending in excess of ten (10) hours in any single project performing the Services and shall obtain the written authorization of the Company prior to continue the project.

2. COMPENSATION.

2.1 As full and complete consideration for Consultant's performance of the Services, the Company shall pay Consultant the rate included in Appendix A for projects as agreed upon by the parties (the ***"Consulting Fees"***). The Consulting Fees may be updated on an annual basis by written communication from Consultant to the Company for any projects starting after the notification date. Consultant will be working on Company projects. Company shall not pay to Consultant for time spent traveling to the Company for performance of Services. At the end of each month during which Services were provided, Consultant shall prepare and submit to the Company a written invoice for such month then ended, detailing the number of hours (or portions thereof) spent performing the Services and describing the specific nature of the Services performed during such month. Invoices will be paid when the financing is done or merger with shell completed.

3. EXPENSES. The Company shall reimburse Consultant for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, incurred in connection with Consultant's performance of the Services; provided, however, that Consultant must: (i) obtain the prior written approval of the Company for any such expenses that, individually or in the aggregate, exceed $100; and (ii) submit such written documentation of all such expenses as the Company may reasonably require.

Travel by Consultant's personal car will be billed at the current IRS rate of $0.585 per mile. The Company will reimburse Consultant for expenses covered by this Section 3 within thirty (30) days of the Company's receipt of proper documentation of such expenses.

4. INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant's and its representatives relationship with the Company shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Consultant and its representatives are not the agent of the Company and are not authorized to make any representation, contract or commitment on behalf of the Company. Consultant shall not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal or provincial tax authority with respect to Consultant's performance of the Services and receipt of the Consulting Fees pursuant to this Agreement. Given that the Consultant is an independent contractor, the Company will not withhold or make payments for unemployment insurance or disability insurance contributions, or obtain worker's compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable federal, provincial and local laws governing self-employed individuals, including, without limitation, obligations such as the payment of taxes, disability and other contributions based on the Consulting Fees paid to Consultant. Consultant hereby agrees to indemnify, hold harmless and defend the Company from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

5. INFORMATION AND INTELLECTUAL PROPERTY RIGHTS. Consultant has executed the "CONFIDENTIALITY & PROPRIETARY INFORMATION AGREEMENT" with the Company on November 30, 2018, which is hereby incorporated by reference into the Agreement.

6. NO CONFLICTING OBLIGATION. Consultant represents that Consultant's entering into this Agreement, Consultant's performance of all of the terms of this Agreement and Consultant's performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between Consultant and any third party, including, without limitation, any agreement or other arrangement between Consultant and any third party to keep in confidence any proprietary information of another entity acquired by Consultant in confidence or in trust prior to the date of this Agreement. Consultant agrees not to enter into any agreement that conflicts with this Agreement while this Agreement remains in effect.

7. TERM AND TERMINATION.

7.1 Term. This Agreement shall be in effect from the Effective Date (the ***"Initial Term"***) and shall automatically renew on April 30, 2023, unless the Parties agree to terminate Consultant's Services at that time.

7.2 Termination by Consultant. This Agreement may be terminated, for any reason or no reason at all, by Consultant at any time following the Effective Date by delivering three (3) days' prior written notice to the Company.

7.3 Termination by the Company. This Agreement may be terminated, for any reason or no reason at all, by the Company at any time following the Effective Date by delivering three (3) days' prior written notice to Consultant.

7.4 Effect of Termination. The obligations set forth in Sections 4, 5, 6, 7.4 and 8, as well as any outstanding payment or reimbursement obligations of the Company for Services performed prior to the date of notice of termination, shall survive any termination of this Agreement. Upon any termination of this Agreement, Consultant shall promptly deliver to the Company all documents and

other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

8. MISCELLANEOUS.

8.1 Certification of Non-Debarment. Consultant hereby certifies to the best of its knowledge and belief that: (a) neither Consultant or any of its employees are presently debarred or have been convicted of a crime for which Consultant or any of its employees can be debarred under Section 306(a) or (b) of the U.S. Generic Drug Enforcement Act of 1992 (the "Act"); (b) neither Consultant or any of its employees are under investigation by the FDA or any other regulatory authority for debarment action or are not indicted or otherwise criminally or civilly charged by a government entity (Federal or State) with commission of the kinds of conduct for which they could be debarred under the Act; (c) neither Consultant or any of its employees have engaged in any conduct or activity which could lead to any of the above-mentioned debarment actions; and (d) Consultant will not knowingly employ, contract, or otherwise engage any individual who has been (i) debarred or (ii) convicted of a crime for which a person can be debarred under the Act, in any capacity in connection with the activities of developing or reporting data which may become part of an application for approval of a drug or biologic. Consultant agrees to notify the Company immediately if any of the statements in (a) through (d) become untrue.

8.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to The Company or to Consultant, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or Consultant may designate by ten (10) days advance written notice to the other Party hereto.

8.3 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, Court of Orange County, as applied to contracts to be performed entirely within such state.

8.4 Successors and Assigns. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as the Company has specifically contracted for Consultant's services, which services are unique and personal, Consultant may not assign, subcontract or delegate Consultant's obligations under this Agreement either in whole or in part to any Party without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business.

8.5 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.6 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the Parties hereto.

8.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

8.8 Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email, portable document format (or .pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of an original executed counterpart of this Agreement.

8.10 Indemnification and Warranty. The Consultant shall at all times comply with all applicable laws, statutes, ordinances, rules, regulations and other governmental requirements. The Consultant shall indemnify and hold the Company, its directors and officers, and its agents and employees, harmless from any and all claims, causes of action, losses, damage, liabilities, costs and expenses, including attorney fees, arising from the death of or injury to any person, from damage to or destruction of property, or from breach of the warranties in this Section, arising from the provision of services by Consultant, its agents or employees.

8.10 Attorney's Fees. The Parties agree that the non-prevailing Party will pay all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing Party to enforce this Agreement or other related agreements.

(Signature page to follow)

IN WITNESS WHEREOF, the Parties hereto have executed this **CONSULTING AGREEMENT** as of the Effective Date.

THE COMPANY:

ONCOTELIC THERAPEUTICS INC.

DocuSigned by:
By: Vuong Trieu
E6F36CF6303647D...
Vuong Trieu
CEO

Address: 29397 Agoura Rd., Ste. 107
Agoura Hills, CA 91301, USA

CONSULTANT:

CNF PHARMA, LLC

DocuSigned by:
By: Seymour Fein
EDB26122297247B...
SEYMOUR FEIN, M.D.
Managing Partner, CNF Pharma

Address: 120 N. Main Street, Suite 400
New York City, NY 10956

Appendix A

The Company will pay Consultant the consulting service fee of $15,000.00 per month pursuant to the schedule set forth in Section 2 of the Agreement.

Consultant shall provide the consulting services for 10 hours per week.

The Company will indemnify Dr. Fein under its Directors and Officers Policy in his capacity as the Consulting Chief Regulatory Officer.